UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 23, 2022

(Date of earliest event reported)

PERK INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	000-56184 Commission File Number	46-2622704 (IRS EIN)

2375 E Camelback Rd., Suite 600

Phoenix, AZ 85016

(Address of principal executive offices)

(602) 358-7505

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class N/A	Trading Symbol(s) N/A	Name of each exchange on which registered. N/A

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective May 21, 2022, the Company dismissed BF Borgers CPA, PC as the Company’s independent registered public accounting firm and appointed AJSH & Co, LLP as the Company’s independent registered public accounting firm. There were no disagreements between the Company and BF Borgers CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, from the time of BF Borgers CPA’s engagement up to the date of resignation which disagreements that, if not resolved to BF Boregers CPA’s satisfaction, would have caused BF Borgers CPA to make reference to the subject matter of the disagreement in connection with its report issued in connection with the audit of the Company’s financial statements. None of the reportable events described under Item 304(a)(1)(v)(A)-(D) of Regulation S-K occurred within the two fiscal years of the Company ended May 31, 2020 and 2019, and subsequently up to the date of resignation. The audit report of BF Borgers CPA on the financial statements of the Company as of May 31, 2020, did not contain any adverse opinion or disclaimer of opinion, and such audit report was not qualified or modified as to uncertainty, audit scope or accounting principles. A letter from BF Borgers CPA was provided to the Company addressed to the Securities and Exchange Commission stating that it concurs with the statements made by the Company with respect to BF Borgers CPA in this Current Report on Form 8-K. A copy of such letter is furnished hereto as Exhibit 16.2 with the filing of this Current Report on Form 8-K.

Item 9.01 Exhibits.

Exhibit No.	Description
16.1	Letter from BF Borgers CPA, PC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2022	Perk International, Inc. By: /s/ Nelson Grist Nelson Grist, CEO

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